Exhibit 99.2

QTS Realty Trust, Inc.

Supplemental Information for the Quarter Ended March 31, 2015

The QTS Difference

Table of Contents

Overview
Company Profile	3

Financial Statements
Combined Consolidated Balance Sheets	4
Combined Consolidated Statements of Operations and Comprehensive Income (Loss)	5
Summary of Financial Data	6
Reconciliations of Return on Invested Capital (ROIC)	8
Implied Enterprise Value	9

Operating Portfolio
Data Center Properties	10
Redevelopment Costs Summary	11
Redevelopment Summary	12
NOI by Facility and Capital Expenditure Summary	13
Leasing Statistics – Signed Leases	14
Leasing Statistics – Renewed Leases and Rental Churn	16
Leasing Statistics – Commenced Leases	17
Lease Expirations	18
Largest Customers	19
Industry Segmentation	20
Product Diversification	21

Capital Structure
Debt Summary and Debt Maturities	22
Interest Summary	23

Appendix	24

1 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Forward Looking Statements

Some of the statements contained in this document constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the statements regarding anticipated growth in funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; national and local economic conditions; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on or non-renewal of leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

2 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Company Profile

QTS by the NUMBERS

When it comes to data, we're more than 1s and 0s. We're a leading coast-to-coast data center solutions innovator powered by people and fueled by technology.

OUR FACILITIES: 12 LOCATIONS ACROSS AMERICA

SACRAMENTO
SANTA CLARA
WICHITA
OVERLAND PARK
DALLAS-FORT WORTH
CHICAGO
PRINCETON
JERSEY CITY
RICHMOND
ATLANTA
SUWANEE
MIAMI
Icon denotes QTS Mega Data Center locations

INTEGRATED CONTROL FRAMEWORK WITH 1000+ COMPLIANCE REQUIREMENTS

THE QTS DIFFERENCE

- UNIQUE PRODUCT & SERVICE PLATFORM QTS 3Cs
- STATE-OF-THE-ART MEGA DATA CENTERS
- INDUSTRY-LEADING SECURITY & COMPLIANCE
- COAST-TO-COAST LOCATIONS & CONNECTIVITY
- PREMIUM CUSTOMER EXPERIENCE

POWER

500 MEGAWATTS of GROSS UTILITY POWER

BEST PRACTICES IN PURSUIT OF LEED CERTIFICATION

SPACE

4.7M GROSS SQUARE FEET

2.1M SQ FT OF RAISED FLOOR

INTERCONNECTIVITY

6 CORE NETWORK PRODUCTS

OVER 12,000 INTERCONNECTIONS

EASY ACCESS TO **OVER 500** SERVICE PROVIDERS

850+ CUSTOMERS FROM DIVERSE INDUSTRIES

40%+ Annualized rent from customers that use more than one 3C product

PRODUCT BREADTH AND CONNECTIVITY SUPPORTS CUSTOMER RETENTION AND EXPANSION

- C1 > Custom Data Centers
- C2 > Colocation
- C3 > Cloud & Managed Services

DATA CENTERS POWERED BY PEOPLE

Your 24x7x365 Power Supply

450 QTS EXPERTS

On call and on the job nationwide.

FIVE NINES UPTIME

99.999% Reliability

OUR TIMELINE

- **2003** — Predecessor launched data center operations
- **2005** — QTS predecessor formally established with acquisition of Atlanta-Suwanee facility
- **2006-2008** — **National platform** achieved with acquisition of four facilities
- **2009** — General Atlantic, LLC invests in QTS; REIT-compliant operations begin
- **2010** — Acquisition of Richmond facility; QTS **Cloud** offering commercially introduced
- **2010-2012** — Executed on growth strategy by leveraging platform and continued redevelopment of existing facilities
- **2012-2013** — Acquisition of Sacramento and Dallas facilities
- **2013** — **Fully integrated platform** uniquely positioned to capitalize on market opportunities
- **2014** — QTS enters top Tier 1 market with **Chicago acquisiton**
- **2014** — Expands mega data center footprint and establishes strategic partnership with Atos via Princeton acquistion
- **2014** — Federal Cloud achieves full **FedRAMP compliance**

Data provided as of March 31, 2015

3 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Combined Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2015	2014
ASSETS	(unaudited)
Real Estate Assets
Land	$48,577	$48,577
Buildings and improvements	954,915	914,286
Less: Accumulated depreciation	(192,107)	(180,167)
	811,385	782,696

Construction in progress	266,234	214,719
Real Estate Assets, net	1,077,619	997,415
Cash and cash equivalents	5,748	10,788
Rents and other receivables, net	16,730	15,579
Acquired intangibles, net	17,262	18,000
Deferred costs, net (1)	37,902	37,058
Prepaid expenses	6,477	3,079
Other assets, net (2)	24,252	24,640
TOTAL ASSETS	$1,185,990	$1,106,559

LIABILITIES
Mortgage notes payable	$86,016	$86,600
Unsecured credit facility	140,000	239,838
Senior notes	297,791	297,729
Capital lease obligations	13,509	13,062
Accounts payable and accrued liabilities	82,230	64,607
Dividends and distributions payable	13,381	10,705
Advance rents, security deposits and other liabilities	3,439	3,302
Deferred income	11,401	10,531
TOTAL LIABILITIES	647,767	726,374

EQUITY

Common stock, $0.01 par value, 450,133,000 shares authorized, 34,818,437 and 29,408,138 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	348	294
Additional paid-in capital	474,185	324,917
Accumulated dividends in excess of earnings	(29,563)	(22,503)
Total stockholders’ equity	444,970	302,708
Noncontrolling interests	93,253	77,477
TOTAL EQUITY	538,223	380,185
TOTAL LIABILITIES AND EQUITY	$1,185,990	$1,106,559

(1)	As of March 31, 2015 and December 31, 2014, deferred costs, net, included $16.0 million and $16.5 million of deferred financing costs net of amortization, respectively, $18.8 million and $17.4 million of deferred leasing costs net of amortization, respectively, and $3.1 million and $3.2 million, net of amortization, related to a leasing arrangement at the Company’s Princeton facility, respectively.
(2)	As of March 31, 2015 and December 31, 2014, other assets, net, primarily included $21.8 million and $21.4 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and product related assets.

4 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Combined Consolidated Statements of Operations and Comprehensive Income

(in thousands)

	Three Months Ended (unaudited)
	March 31,	December 31,	March 31,
Revenues:	2015	2014	2014
Rental	$49,333	$47,656	$40,579
Recoveries from customers	5,664	5,520	3,691
Cloud and managed services	5,795	5,788	4,231
Other (1)	594	599	442
Total revenues	61,386	59,563	48,943
Operating expenses:
Property operating costs	19,336	18,397	16,223
Real estate taxes and insurance	1,485	1,403	1,218
Depreciation and amortization	16,243	16,008	13,247
General and administrative (2)	13,838	11,987	10,778
Restructuring	-	26	-
Transaction costs (3)	105	60	64
Total operating expenses	51,007	47,881	41,530

Operating income	10,379	11,682	7,413

Other income and expense:
Interest income	-	-	8
Interest expense	(5,342)	(5,625)	(2,065)
Other expense, net (4)	-	(291)	-
Income before taxes	5,037	5,766	5,356
Tax benefit (expense) of taxable REIT subsidiaries	-	82	(28)
Net income	5,037	5,848	5,328
Net income attributable to noncontrolling interests (5)	(955)	(1,221)	(1,130)
Net income attributable to QTS Realty Trust, Inc	4,082	4,627	4,198
Unrealized gain on swap (6)	-	-	105
Comprehensive income	$4,082	$4,627	$4,303

(1)	Other revenue - Includes straight line rent, sales of scrap metals and other unused materials and various other income items. Straight line rent was $0.4 million, $0.4 million and $0.2 million for the three month periods ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively.
(2)	General and administrative expenses - Includes personnel costs, sales and marketing costs, professional fees, travel costs, product investment costs and other corporate general and administrative expenses. General and administrative expenses were 22.5%, 20.1%, and 22.0% of total revenues for the three month periods ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively.
(3)	Transaction costs - For the three month periods ended March 31, 2015, December 31, 2014, and March 31, 2014, the Company recognized $0.1 million, $0.1 million and $0.1 million, respectively, in costs related to the examination of actual and potential acquisitions.
(4)	Other expense, net - Generally includes write offs of unamortized deferred financing costs associated with the early extinguishment of certain debt instruments.
(5)	Noncontrolling interest - As of March 31, 2015, the noncontrolling ownership interest of QualityTech, LP was 17.3%, which is related to certain persons who were owners of QualityTech, LP prior to the Company’s initial public offering.
(6)	Unrealized gain on swap - For derivative instruments that are accounted for as hedges, or for the effective portions of qualifying hedges, the change in fair value is recorded as unrealized gains (losses) on swap and is included in other comprehensive income. The swaps that the Company previously held matured in September 2014, therefore, all gains were realized within that period and no unrealized gain or loss was recognized in the Combined Consolidated Statements of Operations and Comprehensive Income for the three months ended March 31, 2015 and December 31, 2014.

5 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Summary of Financial Data

(in thousands, except share, per share and operating portfolio statistics data)

	Three Months Ended
	March 31,		December 31,	March 31,
Summary of Results	2015		2014	2014
Total revenue	$61,386		$59,563	$48,943
Net income	5,037		5,848	5,328

Other Data
FFO	$19,339		$20,040	$17,192
Operating FFO	19,444		20,417	17,256
Operating FFO per share	0.50		0.55	0.47
Adjusted Operating FFO	20,075		19,703	17,732
Adjusted Operating FFO per share	0.51		0.53	0.48
Recognized MRR in the period	52,464		50,861	43,155
MRR (at period end)	17,827		17,141	14,574
EBITDA	26,622		27,399	20,660
Adjusted EBITDA	28,034		29,028	21,635
NOI	40,565		39,763	31,502
NOI as a % of revenue	66.1%		66.8%	64.4%
Adjusted EBITDA as a % of revenue	45.7%		48.7%	44.2%
General and administrative expenses as a % of revenue	22.5%	*	20.1%	22.0%
Annualized ROIC	15.5%		15.7%	15.8%

*	Costs related to advertising and marketing and investing in our product portfolio aggregated to $1.3 million, $0.8 million and $0.5 million for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively. Excluding the increase in these costs of $0.8 million from the three months ended March 31, 2015, as compared to the three months ended March 31, 2014, would have resulted in general and administrative expenses as a percent of revenue of 21.2%.

	March 31,		December 31,
Balance Sheet Data	2015		2014
Real estate at cost	$1,269,727		$1,177,582
Net investment in real estate	1,077,619		997,415
Total assets	1,185,990		1,106,559
Credit facilities, senior notes, mortgages payables, and capital leases	537,316		637,229
Debt to last quarter annualized Adjusted EBITDA	4.8	x	5.5	x
Debt to Undepreciated real estate assets	42.3%		54.1%
Debt to Implied Enterprise Value	25.6%		33.4%

6 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

	March 31,	December 31,
Operating Portfolio Statistics	2015	2014
Built out square footage:
Raised floor	960,768	927,075
Leasable raised floor (1)	726,558	698,232
Leased raised floor	603,395	593,610

Total Raw Shell:
Total	4,688,164	4,688,164
Basis-of-design raised floor space (1)	2,090,959	2,090,959

Data center properties	12	12
Basis of design raised floor % developed	45.9%	44.3%
Data center % occupied	83.0%	85.0%

(1)	See definition in Appendix.

7 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Reconciliations of Return on Invested Capital (ROIC)

(unaudited and in thousands)

Return on Invested Capital (ROIC)	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
NOI (1)	$40,565	$39,763	$31,502
Annualized NOI	162,260	159,052	126,008
Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	1,043,654	1,013,331	795,423
Annualized ROIC	15.5%	15.7%	15.8%

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.5 million, $2.4 million and $2.0 million for the three month periods ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively.

Calculation of Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	As of
Undepreciated Real Estate Assets and other	March 31,	December 31,	March 31,
Net Fixed Assets Placed in Service	2015	2014	2014
Real Estate Assets, net	$1,077,619	$997,415	$809,065
Less: Construction in progress	(266,234)	(214,719)	(182,699)
Plus: Accumulated depreciation	192,107	180,167	147,336
Plus: Other fixed assets, net	21,843	21,387	17,273
Plus: Acquired intangibles, net	17,262	18,000	4,413
Plus: Leasing Commissions, net	21,872	20,589	12,081
Total as of period end	$1,064,469	$1,022,839	$807,469

Average undepreciated real estate assets and other net fixed assets as of reporting period (2)	$1,043,654	$1,013,331	$795,423

(2)	Calculated by using average quarterly balance of each account.

8 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Implied Enterprise Value

Implied Enterprise Value as of March 31, 2015:
Total Shares Outstanding:
Class A Common Stock	34,685,437
Class B Common Stock	133,000
Total Shares Outstanding	34,818,437
Units of Limited Partnership (1)	7,779,393
Options to purchase Class A Common Stock (2)	214,672
Fully Diluted Total Shares and Units of Limited Partnership outstanding as of March 31, 2015 (3)	42,812,502
Share price as of March 31, 2015	$36.41
Market equity capitalization (in thousands)	$1,558,803
Debt (in thousands)	537,316
Implied Enterprise Value (in thousands)	$2,096,119

(1)	Includes 482,393 of operating partnership units representing the “in the money” value of Class O LTIP units on an “as if” converted basis.
(2)	Represents options to purchase 214,672 shares of Class A Common Stock of QTS Realty Trust Inc. representing the “in the money” value options on an “as if” converted basis.
(3)	Weighted average fully diluted shares and units for the three months ended March 31, 2015 were 39,209,226.

9 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Data Center Properties

(in thousands, except NRSF data)

The following table presents an overview of the portfolio of data center properties that the Company owns or leases, referred to herein as our data center properties, based on information as of March 31, 2015:

			Operating Net Rentable Square Feet (Operating NRSF) (3)
Property	Year Acquired (1)	Gross Square Feet (2)	Raised Floor (4)	Office & Other (5)	Supporting Infrastructure (6)	Total	% Occupied and Billing (7)	Annualized Rent (8)	Available Utility Power (MW) (9)	Basis of Design NRSF	% Raised Floor
Richmond, VA	2010	1,318,353	95,581	24,678	115,627	235,886	90.5%	$21,183,226	110	556,595	17.2%

Atlanta, GA (Metro)	2006	968,695	407,986	36,953	315,676	760,615	81.8%	$73,908,580	72	527,186	77.4%

Dallas-Fort Worth, TX	2013	698,000	47,014	2,321	28,825	78,160	86.4%	$5,251,542	140	292,000	16.1%

Princeton, NJ	2014	553,930	58,157	2,229	111,405	171,791	100.0%	$9,540,975	22	158,157	36.8%

Suwanee, GA	2005	369,822	185,422	8,697	108,266	302,385	77.7%	$51,456,615	36	208,008	89.1%

Chicago, IL	2014	317,000	-	-	-	-	-%	$-	8	133,000	-%

Santa Clara, CA**	2007	135,322	55,494	944	45,687	102,125	97.6%	$23,048,080	11	80,347	69.1%

Jersey City, NJ*	2006	122,448	31,503	14,208	41,901	87,612	99.2%	$11,497,340	7	52,744	59.7%

Sacramento, CA	2012	92,644	54,595	2,794	23,916	81,305	52.2%	$11,979,818	8	57,906	94.3%

Miami, FL	2008	30,029	19,887	-	6,592	26,479	67.9%	$5,151,704	4	19,887	100.0%

Other	Misc	81,921	5,129	37,854	38,723	81,706	21.5%	$909,372	1	5,129	100.0%

Total		4,688,164	960,768	130,678	836,618	1,928,064	83.0%	$213,927,252	419	2,090,959	45.9%

(1)	Represents the year a property was acquired or, in the case of a property under lease, the year the Company’s initial lease commenced for the property.
(2)	With respect to the Company’s owned properties, gross square feet represents the entire building area. With respect to leased properties, gross square feet represents that portion of the gross square feet subject to our lease. This includes 181,478 square feet of QTS office and support space, which is not included in operating NRSF.
(3)	Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.
(4)	Represents management’s estimate of the portion of NRSF of the facility with available power and cooling capacity that is currently leased or readily available to be leased to customers as data center space based on engineering drawings.
(5)	Represents the operating NRSF of the facility other than data center space (typically office and storage space) that is currently leased or available to be leased.
(6)	Represents required data center support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(7)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced (603,395 square feet as of March 31, 2015, divided by leasable raised floor based on the current configuration of the properties (726,558 square feet as of March 31, 2015), expressed as a percentage.
(8)	The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under executed contracts as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental activities and cloud and managed services, but excludes customer recoveries, deferred set up fees and other one-time and variable revenues. MRR does not include the impact from booked-not-billed contracts as of a particular date, unless otherwise specifically noted.
(9)	Represents installed utility power and transformation capacity that is available for use by the facility as of March 31, 2015.

*	Represents facilities that we lease.
**	Subject to long term ground lease.

10 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Redevelopment Costs Summary

(in thousands, except NRSF data)

During the first quarter of 2015, the Company brought online approximately 33,000 NRSF of raised floor at an aggregate cost of approximately $41 million. The under construction table below summarizes the Company’s outlook for development projects which it expects to complete by December 31, 2015 (in millions). The majority of capital in this plan is discretionary. In addition to the projects in the first quarter of 2015, this table reflects modifications to the Company’s capital plan as of March 31, 2015, relating to its plan to operate its facilities at higher efficiency levels and to better match new capacity with lease-up at each facility.

	Under Construction Costs (1)
Property	Actual (2)	Estimated Cost to Completion (3)	Total	Expected Completion date
Richmond	$45	$30	$75	Q2 2015 - Q4 2015
Atlanta Metro	11	12	23	Q2 2015 - Q4 2015
Dallas-Fort Worth	7	7	14	Q2 2015 - Q4 2015
Jersey City	-	4	4	Q4 2015
Totals	$63	$53	$116

(1)	In addition to projects currently under construction, the Company’s near-term redevelopment projects are expected to be delivered in a modular manner, and the Company currently expects to invest additional capital to complete these near term projects. The ultimate timing and completion of, and the commitment of capital to, the Company’s future redevelopment projects are within the Company’s discretion and will depend upon a variety of factors, including the actual contracts executed, availability of financing and the Company’s estimation of the future market for data center space in each particular market.
(2)	Actual costs under construction through March 31, 2015. In addition to the $63 million of construction costs incurred through March 31, 2015 for redevelopment expected to be completed by December 31, 2015, as of March 31, 2015 the Company had incurred $203 million of additional costs (including acquisition costs and other capitalized costs) for other redevelopment projects that are expected to be completed after December 31, 2015.
(3)	Represents management’s estimate of the additional costs required to complete the current NRSF under development. There may be an increase in costs if customers’ requirements exceed the Company’s current basis of design.

11 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Redevelopment Summary

(in thousands, except NRSF data)

The following redevelopment table presents an overview of the Company’s redevelopment pipeline, based on information as of March 31, 2015. This table shows the Company’s ability to increase its raised floor of 960,768 square feet by approximately 2.2 times to 2.1 million square feet as of March 31, 2015.

Raised Floor NRSF
Overview as of March 31, 2015
Property	Current NRSF in Service	Under Construction (1)	Future Available (2)	Basis of Design NRSF	Approximate Adjacent Acreage of Land (3)
Richmond	95,581	56,014	405,000	556,595	111.1
Atlanta Metro	407,986	10,000	109,200	527,186	6.0
Dallas-Fort Worth	47,014	7,000	237,986	292,000	15.0
Princeton	58,157	-	100,000	158,157	65.0
Atlanta Suwanee	185,422	-	22,586	208,008	15.4
Santa Clara	55,494	-	24,853	80,347	-
Sacramento	54,595	-	3,311	57,906	-
Jersey City	31,503	-	21,241	52,744	-
Chicago	-	-	133,000	133,000	23.0
Miami	19,887	-	-	19,887	-
Other	5,129	-	-	5,129	-
Totals as of March 31, 2015	960,768	73,014	1,057,177	2,090,959	235.5

(1)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use on or before December 31, 2015.
(2)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use after December 31, 2015.
(3)	The total cost basis of adjacent land, which is land available for the future development, is approximately $15 million. This is included in land on the Combined Consolidated Balance Sheets. The Basis of Design NRSF does not include any build-out on the adjacent land.

12 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

NOI by Facility and Capital Expenditure Summary

(unaudited and in thousands, except NRSF data)

The Company calculates net operating income, or NOI, as net income (loss), excluding: interest expense, interest income, depreciation and amortization, write-off of unamortized deferred financing costs, tax expense of taxable REIT subsidiaries, gain on extinguishment of debt, transaction costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. The breakdown of NOI by facility is shown below:

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Breakdown of NOI by facility:
Atlanta-Metro data center	$16,766	$16,386	$14,402
Atlanta-Suwanee data center	10,130	9,711	8,174
Santa Clara data center	3,377	3,390	2,730
Richmond data center	4,255	4,208	3,047
Sacramento data center	1,871	1,869	2,324
Princeton data center	2,349	2,739	-
Dallas-Fort Worth data center	749	395	-
Other facilities	1,068	1,065	825
NOI (1)	$40,565	$39,763	$31,502

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.5 million, $2.4 million and $2.0 million, for the three month periods ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively.

Capital expenditures related to real estate assets are summarized as follows:

	Real Estate Capital Expenditures (1)

	Three Months Ended March 31,
	2015	2014
Redevelopment	$86,067	$46,324
Maintenance capital expenditures	17	73
Other capitalized costs	6,059	4,268
Total capital expenditures	$92,143	$50,665

(1)	Does not include capitalized leasing commissions included in deferred costs, acquired intangibles or other management-related fixed assets included in other assets.

13 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Leasing Statistics – Signed Leases

(in thousands)

The mix of leasing activity has a significant impact on quarterly rates, both within major product segments and for overall blended leasing rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation (Cabinet, Cage and Suite), and C3 Cloud and Managed Services categories all vary on a rate per square foot basis. The amounts below include renewals when there was a change in square footage rented, but not renewals where square footage remained consistent before and after renewal (See renewal table on page 16 for such renewals).

During the first quarter of 2015, the Company signed 340 new and modified leases aggregating to $27.8 million of annualized rent which includes new leased revenue plus revenue from modified renewals. Removing annualized modified renewal MRR and deducting period downgrades results in $13.6 million in incremental annualized rent for the quarter, which is in line with the prior four quarter average. C1 leasing activity returned to previous levels and was higher than the prior four quarter average, and QTS continues to expect that C1 leasing activity will be uneven, but in aggregate will be positive. C1 prices were above the prior four quarter average due to the signing of smaller C1 deals which tend to have a greater rate per square foot. QTS’ C2/C3 leasing activity continues to perform on a consistent basis.

Annualized Rent of New and Modified Leases represents total MRR associated with all new and modified leases for the respective periods for the purposes of computing annualized rent rates per square foot during the period. Incremental Annualized Rent, Net of Downgrades reflects net incremental MRR signed during the period for purposes of tracking incremental revenue contribution.

	Period	Number of Leases	Total Leased sq ft	Annualized Rent per Leased sq ft	Annualized Rent of New and Modified Leases	Incremental Annualized Rent, Net of Downgrades

New/modified leases signed - Total	Q1 2015	340	47,052	$590	$27,778,291	$13,618,400
	P4QA*	336	55,004	356	19,579,022	14,494,544
	Q4 2014	347	10,596	1,011	10,717,456	4,116,717
	Q3 2014	361	130,617	248	32,417,738	25,629,407
	Q2 2014	335	66,009	329	21,688,736	17,717,391
	Q1 2014	301	12,793	1,055	13,492,159	10,514,660

New/modified leases signed - C1	Q1 2015	18	30,386	$340	$10,333,301
	P4QA*	14	45,546	207	9,409,778
	Q4 2014	21	315	580	182,772
	Q3 2014	15	121,658	190	23,165,719
	Q2 2014	7	59,340	230	13,633,836
	Q1 2014	14	872	753	656,784

New/modified leases signed - C2/C3	Q1 2015	322	16,666	$1,047	$17,444,990
	P4QA*	322	9,458	1,075	10,169,236
	Q4 2014	326	10,281	1,025	10,534,684
	Q3 2014	346	8,959	1,033	9,252,019
	Q2 2014	328	6,669	1,208	8,054,900
	Q1 2014	287	11,921	1,077	12,835,341

*	Average of prior 4 quarters

NOTE: Figures above do not include cost recoveries. In general, C1 customers reimburse the Company for certain operating costs whereas C2/C3 customers are on a gross lease basis. As a result, pricing and resulting per square foot rates for C2/C3 customers includes the recovery of such operating costs.

14 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

The following table outlines the booked-not-billed (“BNB”) balance as of March 31, 2015 and how that will affect revenue in 2015 and subsequent years:

Booked-not-billed ("BNB")	2015	2016	Thereafter	Total
MRR	$1,836,706	$2,095,115	$1,425,816	$5,357,637
Incremental revenue	9,720,939	18,392,916	17,109,794
Annualized revenue	22,040,469	25,141,378	17,109,794	64,291,641

The Company estimates the cost to provide the space, power, connectivity and other services to the customer contracts which had not billed as of March 31, 2015 to be approximately $115 million. This estimate generally includes C1 customers with newly contracted space of more than 3,300 square feet. The space, power, connectivity and other services provided to customers that contract for smaller amounts of space is generally provided by existing space which was previously developed.

15 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Leasing Statistics – Renewed Leases and Rental Churn

(in thousands)

The mix of leasing activity has a significant impact on quarterly rates, both within major product segments and for overall blended renewal rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

Consistent with the Company’s 3C strategy and business model, the renewal rates below reflect total MRR per square foot including all subscribed services. For comparability, the Company includes only those customers that have maintained consistent space footprints in the computations below. All customers with space changes are incorporated into new/modified leasing statistics and rates.

The overall blended rate for renewals signed in the first quarter of 2015 was 1.2% higher than the rates for those customers immediately prior to renewal. The change in the first quarter of 2015 renewal rates compares to a prior four quarter average increase of 2.7%. As the Company has previously stated, it expects renewal rates to be in the low to mid-single digits, and this continues to support that assertion.

Rental Churn (which the Company defines as MRR lost to complete termination of customer services in a given period compared to total MRR at the beginning of the period) for the first quarter of 2015 was 0.4%. The Company still expects churn for the full year 2015 to be 5-8%.

	Period	Number of renewed leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent	Rent Change(1)

Renewed Leases - Total	Q1 2015	65	6,291	$863	$5,427,185	1.2%
	P4QA*	63	7,704	779	5,916,964	2.7%
	Q4 2014	64	6,317	940	5,941,125	3.4%
	Q3 2014	59	7,740	669	5,181,226	-2.9%
	Q2 2014	74	10,199	735	7,495,879	1.0%
	Q1 2014	56	6,558	770	5,049,624	8.9%

Renewed Leases - C1	Q1 2015	0	-	$-	$-	0.0%
	P4QA*	0	625	75	188,310	0.0%
	Q4 2014	0	-	-	-	0.0%
	Q3 2014	0	-	-	-	0.0%
	Q2 2014	0	-	-	-	0.0%
	Q1 2014	1	2,500	301	753,240	0.0%

Renewed Leases - C2/C3	Q1 2015	65	6,291	$863	$5,427,185	1.2%
	P4QA*	63	7,079	851	5,728,654	3.7%
	Q4 2014	64	6,317	940	5,941,125	3.4%
	Q3 2014	59	7,740	669	5,181,226	-2.9%
	Q2 2014	74	10,199	735	7,495,879	1.0%
	Q1 2014	55	4,058	1,059	4,296,384	10.6%

*	Average of prior 4 quarters
(1)	Calculated as the percentage change of the rent per square foot immediately before renewal when compared to the rent per square foot immediately after renewal.

16 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Leasing Statistics – Commenced Leases

(in thousands)

The mix of leasing activity across C1, C2 and C3 has significant impact on quarterly rates, both within major product segments and for overall blended commencement rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased. C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

During the first quarter of 2015, the Company commenced customer leases (which includes both new customers and existing customers that modified their lease terms) representing approximately $17.8 million of annualized rent at $817 per square foot. This compares to customer leases representing an aggregate trailing four quarter average of approximately $17.2 million of annualized rent at $497 per square foot. The higher annualized rent per leased square foot on a consolidated basis in the first quarter of 2015 compared to the prior four quarter average is due to both C1 and C2/C3 lease rates being higher than their respective prior four quarter averages. In addition, a higher portion of C2/C3 leases in the first quarter of 2015 contributed to the increased consolidated rent per leased square foot compared to the prior four quarter average.

C2/C3 average commencement rate for the first quarter of 2015 was $1,264 per square foot with rates for that period skewed by greater C3 commencements in the first quarter of 2015 compared to the prior four quarter average.

	Period	Number of leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent

Leases commenced - Total	Q1 2015	369	21,813	$817	$17,829,577
	P4QA*	377	34,728	497	17,243,772
	Q4 2014	401	48,080	391	18,815,804
	Q3 2014	379	36,054	520	18,739,920
	Q2 2014	421	32,838	584	19,172,568
	Q1 2014	307	21,941	558	12,246,796

Leases commenced - C1	Q1 2015	21	8,289	$215	$1,780,368
	P4QA*	30	23,138	183	4,234,960
	Q4 2014	30	34,657	176	6,112,759
	Q3 2014	35	24,480	199	4,866,264
	Q2 2014	33	22,023	203	4,480,666
	Q1 2014	22	11,394	130	1,480,149

Leases commenced - C2/C3	Q1 2015	348	13,524	$1,264	$17,089,279
	P4QA*	347	11,590	1,122	13,008,813
	Q4 2014	371	13,423	946	12,703,045
	Q3 2014	344	11,574	1,199	13,873,656
	Q2 2014	388	10,815	1,358	14,691,902
	Q1 2014	285	10,547	1,043	10,766,647

*	Average of prior 4 quarters

17 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Lease Expirations

C1 leases are typically 5-10 years with the majority of C1 lease expirations occurring in 2017 and beyond. C2/C3 leases are typically 3 years in duration, thus the majority of C2/C3 lease expirations are in 2015 and 2016. The following table sets forth a summary schedule of the lease expirations as of March 31, 2015 at the properties in the Company’s portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights are exercised:

Year of Lease Expiration	Number of Leases Expiring (1)	Total Raised Floor of Expiring Leases	% of Portfolio Leased Raised Floor	Annualized Rent (2)	% of Portfolio Annualized Rent	C1 as % of Portfolio Annualized Rent	C2 as % of Portfolio Annualized Rent	C3 as % of Portfolio Annualized Rent
Month-to-Month (3)	380	9,412	2%	$9,532,950	4%	0%	3%	1%
2015	724	48,151	8%	35,507,645	17%	3%	12%	2%
2016	957	70,967	12%	42,311,327	20%	5%	14%	1%
2017	656	81,256	13%	45,575,588	21%	7%	11%	3%
2018	252	242,844	40%	46,536,109	22%	17%	5%	0%
2019	79	12,380	2%	8,460,611	4%	1%	3%	0%
After 2019	77	138,385	23%	26,003,022	12%	10%	1%	1%

Portfolio Total	3,125	603,395	100%	$213,927,252	100%	43%	49%	8%

(1)	Represents each agreement with a customer signed as of March 31, 2015 for which billing has commenced; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	Annualized rent is presented for leases commenced as of March 31, 2015. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(3)	Consists of customers whose leases expired prior to March 31, 2015 and have continued on a month-to-month basis.

18 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Largest Customers

As of March 31, 2015, the Company’s portfolio was leased to over 850 customers comprised of companies of all sizes representing an array of industries, each with unique and varied business models and needs. The following table sets forth information regarding the ten largest customers in the portfolio based on annualized rent as of March 31, 2015 (does not include rents or maturities associated with booked-not-billed customers):

Principal Customer Industry	Number of Locations	Annualized Rent (1)	% of Portfolio Annualized Rent	Weighted Average Remaining Lease Term (Months) (2)
Internet	1	$18,740,637	8.8%	43
Internet	1	9,644,400	4.5%	43
Information Technology	2	9,578,475	4.5%	111
Information Technology	2	7,469,964	3.5%	107
Financial Services	1	4,618,740	2.2%	33
Information Technology	2	4,466,041	2.1%	17
Financial Services	1	4,381,920	2.0%	22
Professional Services	1	3,363,060	1.6%	2
Financial Services	2	3,244,109	1.5%	33
Information Technology	3	2,863,194	1.3%	20
Total / Weighted Average		$68,370,540	32.0%	52

(1)	Annualized rent is presented for leases commenced as of March 31, 2015. We define annualized rent as MRR multiplied by 12. We calculate MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(2)	Weighted average based on customer’s percentage of total annualized rent expiring and is as of March 31, 2015.

19 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Industry Segmentation

The following table sets forth information relating to the industry segmentation as of March 31, 2015:

The following table sets forth information relating to the industry segmentation as of December 31, 2014:

20 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Product Diversification

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of March 31, 2015:

(1)	As of March 31, 2015, C1 customers renting at least 6,600 square feet represented $50.5 million of annualized C1 MRR, C1 customers renting 3,300 square feet to 6,599 square feet represented $17.7 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $23.2 million of annualized C1 MRR. As of March 31, 2015, C1 customers’ median used square footage was 3,752 square feet.
(2)	C3 - Cloud and Managed Services shown here do not include Managed Services provided to C1 and C2 customers.

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2014:.

(1)	As of December 31, 2014, C1 customers renting at least 6,600 square feet represented $52.1 million of annualized C1 MRR, C1 customers renting between 3,300 and 6,599 square feet represented $17.9 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $18.0 million of annualized C1 MRR. As of December 31, 2014, C1 customers’ median used square footage was 3,856 square feet.
(2)	C3 – Cloud and Managed Services shown here do not include Managed Services provided to C1 and C2 customers.

21 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Debt Summary and Debt Maturities

(in thousands)

	March 31,	December 31,
	2015	2014
Unsecured Credit Facility	$140,000	$239,838
Senior Notes, net of discount	297,791	297,729
Richmond Credit Facility	70,000	70,000
Atlanta-Metro Equipment Loan	16,016	16,600
Total (1)	$523,807	$624,167

(1)	Exclusive of capital lease obligations which totaled $13.5 million and $13.1 million as of March 31, 2015 and December 31, 2014, respectively

As of March 31, 2015:

Debt instruments	2015	2016	2017	2018	2019	Thereafter	Total
Unsecured Credit Facility (1)	$-	$-	$-	$40,000	$100,000	$-	$140,000
Senior Notes (2)	-	-	-	-	-	300,000	300,000
Richmond Credit Facility	-	-	-	-	70,000	-	70,000
Atlanta-Metro Equipment Loan	1,813	2,567	2,748	2,942	3,151	2,795	16,016
Total	$1,813	$2,567	$2,748	$42,942	$173,151	$302,795	$526,016

(1)	Pursuant to a credit agreement amendment that the Company entered into on December 17, 2014, the revolving portion of the Unsecured Credit Facility has a stated maturity of December 17, 2018 with an option to extend for one additional year.
(2)	Excludes discount reflected at March 31, 2015.

22 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Interest Summary

(unaudited and in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Interest expense and fees	$6,471	$6,566	$2,911
Swap interest	-	-	161
Amortization of deferred financing costs and bond discount	849	842	582
Capitalized interest (1)	(1,978)	(1,783)	(1,589)
Total interest expense	$5,342	$5,625	$2,065

(1)	The weighted average interest rate for the three months ended March 31, 2015, December 31, 2014, and March 31, 2014 was 4.71%, 4.74%, and 3.75%, respectively. As of March 31, 2015 and December 31, 2014 our weighted average coupon interest rate was 4.35% and 3.95%, respectively.

23 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Appendix

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below.

The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of the Company’s performance: (1) FFO; (2) Operating FFO; (3) Adjusted Operating FFO; (4) MRR; (5) NOI; (6) EBITDA; and (7) Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss and cash flows from operating activities as a measure of the Company’s operating performance and liquidity. FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA, as calculated by us, may not be comparable to FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA as reported by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us.

Definitions

C1 – Custom Data Center. Power costs are passed on to customers (metered power); generally 3,000 square feet or more of raised floor; lease term of 5 to 10 years; customers are large corporations, government agencies, and global Internet businesses.

C2 – Colocation. Power overages charged separately; specified kW included in lease; up to 3,000 square feet of raised floor; lease term of up to 3 years; customers are large corporations, small and medium businesses and government agencies.

C3 – Cloud and Managed Services. Power bundled with service; small amounts of space; customers rent managed virtual servers; lease term up to 3 years; customers are large corporations, small and medium businesses and government agencies.

Booked-not-billed (“BNB”). The Company defines booked-not-billed as customer leases that have been signed, but for which lease payments have not yet commenced.

Leasable raised floor. The Company defines leasable raised floor as the amount of raised floor square footage that the Company has leased plus the available capacity of raised floor square footage that is in a leasable format as of a particular date and according to a particular product configuration. The amount of leasable raised floor may change even without completion of new redevelopment projects due to changes in the Company’s configuration of C1, C2 and C3 product space.

Basis-of-design floor space. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities.

Operating NRSF. Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

The Company. Refers to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP.

24 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

FFO, Operating FFO and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance and liquidity. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its core operating performance and liquidity, management computes an adjusted measure of FFO, which the Company refers to as Operating FFO. The Company generally calculates Operating FFO as FFO excluding certain non-recurring and often non-cash charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance and liquidity between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.

Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distributions from operating activities. Adjusted Operating FFO is used by the Company as a basis to address cash flow and its ability to fund its dividend payments. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non-real estate depreciation, straight line rent adjustments, and non-cash compensation.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance and liquidity with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance and liquidity is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including its ability to make distributions to its stockholders.

25 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
FFO
Net income	$5,037	$5,848	$5,328
Real estate depreciation and amortization	14,302	14,192	11,864
FFO	19,339	20,040	17,192

Write off of unamortized deferred finance costs	-	291	-
Restructuring costs	-	26	-
Transaction costs	105	60	64
Operating FFO *	19,444	20,417	17,256

Maintenance Capex	(17)	(712)	(73)
Leasing Commissions paid	(3,084)	(3,615)	(2,249)
Amortization of deferred financing costs and bond discount	849	842	582
Non real estate depreciation and amortization	1,941	1,817	1,382
Straight line rent revenue	(436)	(369)	(152)
Straight line rent expense	71	71	75
Equity-based compensation expense	1,307	1,252	911
Adjusted Operating FFO *	$20,075	$19,703	$17,732

*	The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

Monthly Recurring Revenue (MRR)

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues.

Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

26 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Recognized MRR in the period
Total period revenues (GAAP basis)	$61,386	$59,563	$48,943
Less: Total period recoveries	(5,664)	(5,520)	(3,691)
Total period deferred setup fees	(1,246)	(1,201)	(1,219)
Total period straight line rent and other	(2,012)	(1,981)	(878)
Recognized MRR in the period	52,464	50,861	43,155

MRR at period end
Total period revenues (GAAP basis)	$61,386	$59,563	$48,943
Less: Total revenues excluding last month	(40,100)	(39,605)	(32,551)
Total revenues for last month of period	21,286	19,958	16,392
Less: Last month recoveries	(1,749)	(1,908)	(1,136)
Last month deferred setup fees	(418)	(372)	(410)
Last month straight line rent and other	(1,292)	(537)	(272)
MRR at period end	$17,827	$17,141	$14,574

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company calculates EBITDA as net income (loss) adjusted to exclude interest expense and interest income, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. Management believes that EBITDA is useful to investors in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

In addition to EBITDA, the Company calculates an adjusted measure of EBITDA, which it refers to as Adjusted EBITDA, as EBITDA excluding unamortized deferred financing costs, gains on extinguishment of debt, transaction costs, equity-based compensation expense, restructuring charge, gain (loss) on legal settlement and gain on sale of real estate. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Management uses EBITDA and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDA and Adjusted EBITDA may not be comparable to others. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

27 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
EBITDA and Adjusted EBITDA
Net income	$5,037	$5,848	$5,328
Interest expense	5,342	5,625	2,065
Interest income	-	-	(8)
Tax (benefit) expense of taxable REIT subsidiaries	-	(82)	28
Depreciation and amortization	16,243	16,008	13,247
EBITDA	26,622	27,399	20,660

Write off of unamortized deferred finance costs	-	291	-
Equity-based compensation expense	1,307	1,252	911
Restructuring costs	-	26	-
Transaction costs	105	60	64
Adjusted EBITDA	$28,034	$29,028	$21,635

28 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com

Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss), excluding: interest expense, interest income, tax expense of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain on extinguishment of debt, transaction costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. A reconciliation of net income (loss) to NOI is presented below:

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Net Operating Income (NOI)
Net income	$5,037	$5,848	$5,328
Interest expense	5,342	5,625	2,065
Interest income	-	-	(8)
Depreciation and amortization	16,243	16,008	13,247
Write off of unamortized deferred finance costs	-	291	-
Tax (benefit) expense of taxable REIT subsidiaries	-	(82)	28
Restructuring costs	-	26	-
Transaction costs	105	60	64
General and administrative expenses	13,838	11,987	10,778
NOI (1)	$40,565	$39,763	$31,502
Breakdown of NOI by facility:
Atlanta-Metro data center	$16,766	$16,386	$14,402
Atlanta-Suwanee data center	10,130	9,711	8,174
Santa Clara data center	3,377	3,390	2,730
Richmond data center	4,255	4,208	3,047
Sacramento data center	1,871	1,869	2,324
Princeton data center	2,349	2,739	-
Dallas-Fort Worth data center	749	395	-
Other facilities	1,068	1,065	825
NOI (1)	$40,565	$39,763	$31,502

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.5 million, $2.4 million and $2.0 million for the three month periods ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively.

29 QTS Q1 Earnings 2015	Contact: IR@qtsdatacenters.com